Exhibit 1.1

DIAMONDROCK HOSPITALITY COMPANY

FORM OF RENEWAL AND AMENDMENT NO. 2

TO

DISTRIBUTION AGREEMENT

January 6, 2017

[       ]

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated November 24, 2014, by and among [    ] (the “Sales Agent”), DiamondRock Hospitality Company, a Maryland corporation (the “Company”), and DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership” and together with the Company, the “Transaction Entities”), as amended by Amendment No. 1 to Distribution Agreement, dated August 7, 2015, by and among the Sales Agent and the Transaction Entities (as amended, the “Distribution Agreement”), pursuant to which the Company agreed to sell from time to time through the Sales Agent, acting as agent and/or principal, up to an aggregate of $200,000,000 of shares of the Company’s common stock, par value $0.01 per share.  All capitalized terms used in this Renewal and Amendment No. 2 to Distribution Agreement by and among the Sales Agent and the Transaction Entities (this “Amendment”) and not otherwise defined shall have the respective meanings assigned to them in the Distribution Agreement.

The Distribution Agreement was automatically terminated by its terms on November 24, 2016. The Sales Agent and the Transaction Entities now desire to renew the Distribution Agreement retroactive to November 24, 2016 and amend the Distribution Agreement to extend its term to August 1, 2018 and hereby agree as follows:

A.            Renewal of Distribution Agreement.  The Distribution Agreement is renewed retroactive to November 24, 2016 and all provisions of the Distribution Agreement, as amended hereby, shall be deemed to have been in effect continuously and without interruption since that time.

B.            Amendments to Distribution Agreement.  The Distribution Agreement is hereby amended as follows:

1.  Section 8(c) of the Distribution Agreement is hereby deleted and replaced with the following:

“This Agreement shall remain in full force and effect until the earlier of (A) termination of this Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares have been sold in accordance with the terms of this Agreement, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement and (C) August 1, 2018, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the Company shall be under no obligation to file a new shelf registration statement on Form S-3 upon the expiration of the Registration Statement (No. 333-206255).”

2.  The first sentence of the last paragraph to the opening section of the Distribution Agreement is hereby deleted and replaced with the following:

“The Company has also entered into three separate distribution agreements, dated as of November 24, 2014, as amended by Amendment No. 1 to such agreements, dated as of August 7, 2015, as further amended by Renewal and Amendment No. 2 to such agreements, dated as of even date herewith (as amended, each an “Alternative Distribution Agreement” and together, the

“Alternative Distribution Agreements”), with each of [      ] (each, an “Alternative Agent” and together with the Sales Agent, the “Agents”).”

3.  The first sentence of the Form of Terms Agreement attached as Exhibit A to the Distribution Agreement shall be amended to add “, as further amended on January 6, 2017” immediately before “(the “Distribution Agreement”)”.

4.  The first sentence of the Form of Transaction Notice attached as Exhibit B to the Distribution Agreement shall be amended to add “, as further amended on January 6, 2017” immediately before “(the “Agreement”)”.

C.            No Other Amendments.  Except as set forth in Part B above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect.

D.            Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

[Signature pages follow]

If the foregoing correctly sets forth the understanding among the parties hereto, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement among the parties hereto.

Very truly yours,

DIAMONDROCK HOSPITALITY COMPANY

By:
Name:
Title:

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its general partner

By:
Name:
Title:

[Signature Page to Renewal and Amendment No. 2 to Distribution Agreement]

ACCEPTED as of the date first-above written:

[ ]

By:
Name:
Title:

[Signature Page to Renewal and Amendment No. 2 to Distribution Agreement]